Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-28739) pertaining to the Concero, Inc. 1996 Stock Option/Stock Issuance Plan and the Concero, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-59873) pertaining to the Concero, Inc. 1996 Stock Option/Stock Issuance Plan, the Registration Statement (Form S-8 No. 333-42472) pertaining to the Concero, Inc. 1996 Stock Option/Stock Issuance Plan, the Concero, Inc. 2000 Non-Officer Stock Option/Stock Issuance Plan and the Concero, Inc. Employee Stock Purchase Plan, and the Registration Statement (Form S-8 No. 333-65398) pertaining to the Concero, Inc. 1996 Stock Option/Stock Issuance Plan, of our report dated April 15, 2003, with respect to the consolidated financial statements of Concero, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Austin, Texas

August 1, 2003